EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the used of our report dated June 23, 1995 in this Amendment No. 1 on Form 10-K/A of PMR Corporation to its 1995 Annual Report (Form 10-K).

Our audit also included the financial statement schedule of PMR Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to excess an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8/S-3 No. 33-72664) pertaining to the Employees' Incentive Stock Option Plan of 1990 and the Outside Directors' Non-Qualified Stock Option Plan of 1992 and the Registration Statement (Form S-3 No. 33-77848) pertaining to the registration of 554,272 shares of common stock of our report dated June 23, 1995, with respect to the consolidated financial statements included herein, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Amendment No. 1 on Form 10-K/A of PMR Corporation to its 1995 Annual Report (Form 10-K).




                                                               ERNST & YOUNG LLP



San Diego, California
May 2, 1996